UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2006

WGNB CORP.
(Exact name of registrant as specified in its charter)

GEORGIA	000-30805	58-1640130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, the Board of Directors of each of WGNB Corp. (the “Company”) and its wholly-owned subsidiary, West Georgia National Bank (the “Bank”), accepted the resignation of L. Leighton Alston from his position as the Bank’s Chief Executive Officer and the Company’s Chief Executive Officer and President, and approved the terms of a settlement reached with respect to the early termination of Mr. Alston’s Employment Agreement dated May 27, 2005. Mr. Alston has also resigned from his position as a Class III director for both the Company and the Bank. The resignations, which are effective as of February 11, 2006, will allow Mr. Alston to pursue other interests and did not involve any disagreements relating to financial or accounting matters. The Company has agreed to pay Mr. Alston a severance payment in the amount of $300,000, payable in 24 equal monthly installments of $12,500. Mr. Alston will also have a 180 day period following the termination date to exercise any options that had vested as of that date. Finally, the Company will pay Mr. Alston’s COBRA premiums for continued health insurance coverage for an 18-month period. In consideration for the foregoing payments, Mr. Alston will execute a definitive agreement including a general release in favor of the Company and the Bank, and providing for restrictive covenants in favor of the Company and the Bank relating to noncompetition, nonsolicitation and nondisclosure extending for a 24-month period.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report is incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth under Item 1.01 of this report is incorporated herein by reference.

H.B. Lipham, III, age 40, has assumed Mr. Alston’s duties. Mr. Lipham has been employed by the Bank in various capacities since 1994 and became President and a director of the Bank in 2004. Prior to assuming Mr. Alston’s position as interim Chief Executive Officer and President of the Company, Mr. Lipham previously served as its Executive Vice President. He holds a BBA in Accounting from the University of West Georgia and is a graduate of the University of Georgia Banking School. At this time, Mr. Lipham will not be paid a salary by the Company or the Bank for the additional duties he will perform in these new positions. He will continue to receive the compensation currently provided for in the Employment Agreement dated August 8, 2005 among Mr. Lipham, the Company and the Bank which was described in the Company’s Form 8-K filed with the SEC on August 9, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated February 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: February 7, 2006	By:	/s/ Steven J. Haack
Steven J. Haack
Treasurer (Principal Financial Officer)